Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 12, 2015 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of MagnaChip Semiconductor Corporation, which appears in MagnaChip Semiconductor Corporation’s Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ Samil PricewaterhouseCoopers

Seoul, Korea

February 13, 2015